UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

HF FOODS GROUP INC

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2019, Jian (“Jonathan”) Ming Ni notified HF Foods Group Inc. (the “Company”), that he will be resigning his position as the Chief Financial Officer of the Company effective after the filing of the Company’s annual report on SEC Form 10-K.

On March 21, 2019, the Company appointed Caixuan Xu to serve as the Chief Financial Officer of the Company effective upon Mr. Ni’s resignation.

Caixuan Xu, 41, has been employed by the Company since February 1, 2019 and has nearly 20 years of accounting and financial management experience. Prior to joining the Company, Ms. Xu served as the Vice President of Finance of Ninestar (Lexmark) since June 2018. Ms. Xu served as the Finance Director (Greater China CFO) for Red Hat from June 2017 until June 2018, and as the Chief Financial Officer of Shouqi Car Rental in Beijing, China from December 2016 through June 2017. Prior to that, she spent five years in finance positions with Lenovo in Morrisville, NC and Beijing, China, most recently as Senior Finance Manager and Controller. Before joining Lenovo, Ms. Xu held finance and auditor positions with Credit Suisse and PwC in Durham and Raleigh, NC, which followed her earlier career in public accounting firms (PwC and Tin Wha CPAs) in Beijing, China. Ms. Xu earned a BS in Accounting from The Central University of Finance and Economics in Beijing, China, and a Master’s Degree in Business Administration from the Freeman School of Business in New Orleans, LA

On January 31, 2019, we hired Ms. Xu pursuant to the terms of a letter agreement and a standard and customary confidentiality, non-competition, non-solicitation and arbitration agreement which prohibits Ms. Xu from engaging in a business competitive with us or soliciting any of our customers or employees for a period of two years following termination of employment. The letter agreement provides for a term of one year, an annual base salary of $220,000, and annual target bonus of $30,000. If we determine not to renew Ms. Xu’s employment at the expiration of the one year term, Ms. Xu is entitled to a severance payment equal to $55,000 and a pro rata portion of the annual target bonus payable for the year in which such termination occurs conditioned upon execution of a general release in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: March 25, 2019	/s/ Jian (“Jonathan”) Ming Ni
Jian (“Jonathan”) Ming Ni Chief Financial Officer and Principal Accounting Officer